Exhibit 99.1

iCAD Announces CFO Transition and Hires New Senior Vice President, US Commercial Sales, AI

Daniel Shea appointed as interim Chief Financial Officer

William Keyes hired as Senior Vice President, US Commercial Sales, AI

NASHUA, N.H. – January 23, 2023 - iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today announced the Board of Directors has approved the appointment of Daniel Shea, CPA, as interim Chief Financial Officer (CFO), effective immediately. The Company has launched a search for a full-time CFO, with the goal of completing that process in approximately 90 days. Also, after a rigorous search process, iCAD hired Bill Keyes as Senior Vice President, US Commercial Sales, AI.

“We are pleased to welcome Mr. Shea and Mr. Keyes to the iCAD senior leadership team, as they each offer remarkable experiences and talents that are uniquely positioned to benefit the Company during what is currently an exciting time of transformation as we shift to a more sustainable partnership-based and recurring revenue model for our AI business. Both Mr. Shea and Mr. Keyes offer impressive business acumen and proven track records of driving transformation and growth, and we are confident that they will be tremendous assets to the iCAD team,” said Stacey Stevens, President and CEO of iCAD, Inc. “On behalf of the Company and the entire Board of Directors, I would like to thank Steve Sarno for his work as our previous interim CFO, and I look forward to working with Mr. Shea and Mr. Keyes as we continue in our journey to execute our strategic vision, grow our business and enhance our team with experienced leaders who know how to deliver high-impact results.”

With more than 30 years of experience building, leading and advising finance functions in both private and public companies, Mr. Shea previously served as CFO at companies including Pressure Biosciences, Inc., 4D Technologies, and Easterly Partners Group. He earned a BS in Accounting and Finance from Boston College and is a Certified Public Accountant.

“I am honored to accept this role as interim CFO and look forward to working with iCAD’s talented and passionate team, who are dedicated to revolutionizing the way cancer is detected and treated,” said Mr. Shea.

As a seasoned commercial leader with more than 35 years of healthcare technology experience at companies ranging from entrepreneurial start-up environments to Fortune 500 companies, Mr. Keyes offers a consistent track record of success in building and leading sales teams, driving growth via enterprise sales and software as a service (SaaS) expertise. He previously held a range of senior leadership positions, most recently serving as Chief Growth Officer at i2i Population Health and Senior Vice President, Sales and Marketing, at Connecture. Mr. Keyes earned a Master of Business Administration from DePaul University and a Bachelor of Business Administration from the University of Iowa.

“iCAD offers a winning combination of leading-edge technologies and smart, talented staff,” said Mr. Keyes. “I am honored to accept this position and am excited to work with the team as we embark upon a new and exciting era of opportunity and progress as we enter 2023.”

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com